Online Resources Corporation
Quarterly Operating Data
(Unaudited)

	Total					% Change
	1Q07	2Q07	3Q07	4Q07	1Q08	1Q08 vs.	1Q08 vs. 1Q07
						4Q07	—

BANKING SERVICES

Users (#K)[1]	3,899	4,317	4,404	4,367	4,709	8%	21%

Account Presentation (#K)	826	989	1,013	1,101	1,180	7%	43%

Payments (#K)[1,2]	3,260	3,522	3,564	3,459	3,731	8%	14%

Adoption Rate (%)[3]

Account Presentation[4]	26.4%	27.7%	30.7%	32.8%	34.3%	5%	30%

Payments[5]	6.3%	6.7%	6.8%	8.7%	9.0%	3%	43%

Full Service[5]	10.3%	10.7%	11.3%	11.5%	11.7%	2%	14%

Same Store[6]	11.6%	12.0%	12.7%	13.1%	13.1%	0%	13%

Bill Payment Transactions (#M)	40.8	42.1	42.1	41.8	41.8	0%	2%

Full Service (#M)	8.5	8.7	8.8	9.4	9.8	4%	15%

Remittance Only (#M)	32.3	33.4	33.3	32.4	32.0	-1%	-1%

eCOMMERCE SERVICES

Users (#K)[2]	5,610	6,143	7,154	7,956	8,805	11%	57%

Account Presentation (#K)	2,598	2,709	2,925	3,066	3,201	4%	23%

Payments (#K)	3,012	3,434	4,229	4,890	5,604	15%	86%

Bill Payment Transactions (#M)	6.7	7.7	9.2	10.5	12.7	21%	90%

TOTAL COMPANY

Users (#K)[1,2]	9,509	10,460	11,558	12,323	13,514	10%	42%

Bill Payment Transactions (#M)	47.5	49.8	51.3	52.3	54.5	4%	15%

Notes:

1.	The 1Q08 number of banking billpay users, total banking services users and total Company users reported on May 6, 2008 have been revised upward by 253,000.

2.	Only includes users that have been active over the past 90 days or were otherwise billable.

3.	Checking accounts are reported by clients and reviewed annually by the Company.

4.	The number of account presentation end-users with checking accounts divided by the 1.9 million total launched checking accounts held with our account presentation banking services clients.

5.	The number of payment services end-users divided by the total launched checking accounts held with all of our banking services payments clients (24.4 million) and our banking services full service payments clients (6.8 million). The calculation only includes banking services payments clients for which we are the exclusive processor of the type of bill payment(s) we process for the client.

6.	The number of payment services end-users divided by the 8.1 million total launched checking accounts held with our banking services payments clients that were launched on or before December 31, 2004. The calculation only includes banking services payments clients for which we are the exclusive processor of the type of bill payment(s) we process for the client.